Exhibit 1.1
EXECUTION COPY
Basic Energy Services, Inc.
Common Stock, par value $0.01

Underwriting Agreement
July 27, 2011
Goldman, Sachs & Co.,
Jefferies & Company, Inc.
Credit Suisse Securities (USA) LLC
   As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
1000 Louisiana Street
Suite 1100
Houston, Texas 77002
Ladies and Gentlemen:
     Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of Basic Energy Services, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 750,000 additional shares (the “Option Shares”) of Common Stock, par value $0.01 (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).
     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-175767) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively

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called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include the most recent annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”). For purposes of this Agreement, the “Applicable Time” is 5:05 P.M. (Eastern time) on the date of this Agreement;
     (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any of the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;
     (iii) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any of the Representatives expressly for use

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therein; and no such documents were filed with the Commission since the Commission’s close of business on the Business Day (as defined herein) immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule IV hereto;
     (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through any of the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;
     (v) Neither the Company nor any of its Subsidiaries (as defined herein) has sustained since the date of the latest audited financial statements included in or incorporated by reference into the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans or upon the exercise of outstanding options issued under such plans) or long-term debt of the Company or any of its Subsidiaries or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus. A “Material Adverse Effect” means (x) a material adverse effect on, or any development involving a prospective material adverse change in, the business, condition (financial or other), results of operations, performance or properties of the Company and the Subsidiaries, taken as a whole or (y) an adverse effect on the ability of the Company to consummate the transactions contemplated hereby on a timely basis;
     (vi) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company (each a “Subsidiary” and, together, the “Subsidiaries”) have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances on such capital stock to secure indebtedness of the Company’s Subsidiaries as described in the Pricing Prospectus;

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     (vii) Each of the Company and each Subsidiary (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization, (B) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (viii) The Company has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under this Underwriting Agreement (the “Agreement”) and to consummate the transactions contemplated;
     (ix) This Agreement has been duly and validly authorized, executed and delivered by the Company;
     (x) Neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws or other constituent documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute (including, without limitation, any rule or regulation) or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except, in the case of clauses (B) and (C), for such defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (xi) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby does not and will not (A) violate the charter, bylaws or other constituent documents of the Company, any Subsidiary, (B) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined herein), other than a Repayment Event that will be satisfied at each Time of Delivery (as defined in Section 4 hereof) as contemplated by the Pricing Prospectus or the Prospectus, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary under any of the Agreements and Instruments or (C) violate any law, statute, rule or regulation, or any judgment, order or decree of any Governmental Authority, except for such conflicts, violations, breaches or defaults in the cases of clauses (B) and (C) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except such as have been or will be obtained or made on or prior to each Time of Delivery. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, other than

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such consents and waivers as have been obtained or will be obtained prior to each Time of Delivery and will be in full force and effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary;
     (xii) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company or any Subsidiary or any of their respective family members;
     (xiii) At the time of filing the Registration Statement the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 under the Act;
     (xiv) The public accountants whose report is included in or incorporated by reference into the Pricing Prospectus and the Prospectus are independent within the meaning of the Act. The historical consolidated financial statements (including the notes thereto) included in or incorporated by reference into the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the Company at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act. The other financial information, including but not limited to non-GAAP financial measures, if any, included in or incorporated by reference into the Pricing Prospectus and the Prospectus, have been prepared in good faith and on a reasonable basis consistent with that of the unaudited financial statements of the Company. Since the date as of which information is given in the Pricing Prospectus, except as set forth in the Pricing Prospectus and the Prospectus, (A) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or other) of the Company or any Subsidiary that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its equity interests and (D) there has not been any change in the long-term debt of the Company or any Subsidiary other than changes due to ordinary course of business capital leases;
     (xv) The statistical and market-related data and forward-looking statements included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required;
     (xvi) Except as set forth in the Pricing Prospectus and the Prospectus, there is (A) no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or

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property of the Company or any Subsidiary is or may be subject and (B) no judgment, decree or order of any Governmental Authority that, in either of clause (A) or (B), could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (xvii) Except as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent;
     (xviii) Except as described in the Pricing Prospectus and the Prospectus and except for such matters as would not individually or in the aggregate have a Material Adverse Effect (A) none of the Company or any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, or any of its Subsidiaries, and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect;
     (xix) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect;
     (xx) The Company and the Subsidiaries have good and indefeasible title in fee simple to all items of owned real property, and good and marketable title to all personal property owned by each of them in each case free and clear of any pledge, lien,

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encumbrance, security interest or other defect or claim of any third party, except (A) such as would not reasonably be expected to have a Material Adverse Effect and (B) liens described in the Pricing Prospectus and the Prospectus. Any real property, personal property and buildings held under lease by any of them are held under valid, subsisting and enforceable leases, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xxi) Each of the Company and the Subsidiaries has insurance covering its properties, operations, personnel and business, including protection and indemnity insurance, which insurance is in amounts and insures against such losses and risks as are generally deemed adequate to protect each of the Company and the Subsidiaries and its business consistent with industry practice. All policies of insurance insuring the Company and its Subsidiaries or their businesses, assets, employees, officers and directors are in full force and effect, except where the failure to have such policies in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it or any of its Subsidiaries will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (xxii) All tax returns required to be filed by the Company or any Subsidiary have been filed (or extensions have been obtained) in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xxiii) Neither the Company nor any Subsidiary is, or after giving effect to the transactions contemplated hereby will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;
     (xxiv) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (xxv) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary and such disclosure controls and procedures are reasonably effective to

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perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;
     (xxvi) There are no contracts, agreements or understandings between the Company or any Subsidiary and any other person other than the Underwriters pursuant to this Agreement that would give rise to a valid claim against the Company, any Subsidiary or any of the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares;
     (xxvii) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”). The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective;
     (xxviii) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the any of the Company or any of its Subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”);
     (xxix) None of the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977;
     (xxx) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and
     (xxxi) There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock of the Company, pursuant to the constituent documents or any agreement or other instrument to which the Company is a party or by which it may be bound, except for such rights as have been effectively complied with, satisfied or waived. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Stock or other securities of

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the Company, except for such rights as have been effectively complied with, satisfied or waived.
     (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
     (ii) The Power of Attorney and Custody Agreement executed by such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (iii) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder;
     (iv) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement (each as defined below) and the consummation of the transactions herein and therein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), the Certificate of Formation or Operating Agreement or similar organizational agreement of such Selling Stockholder (if such Selling Stockholder is a limited liability company), the Partnership Agreement of such Selling Stockholder (if such Selling Stockholder is a partnership) or the similar organizational documents and agreements of such Selling Stockholder (if such Selling Stockholder is not a natural person, corporation, limited liability company or partnership); or (C) will not result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in the case of clauses (A) and (C) as would not, individually or in the aggregate, have an adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, the Power of Attorney or the Custody Agreement;
     (v) Such Selling Stockholder has (or, with respect to each Selling Stockholder formed in the Netherlands or the Netherlands Antilles, one or more of the general partners of such Selling Stockholder have), and immediately prior to each Time of Delivery such Selling Stockholder (or such general partner or general partners) will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free

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and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
     (vi) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the initial “Lock-Up Period”), such Selling Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any shares of Stock, or any options or warrants to purchase shares of Stock, or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, shares of Stock or any such substantially similar security (“Stock Equivalents”); other than bona fide pledges of shares of Stock or such securities in existence as of the date of this Agreement whether now owned or hereafter acquired, owned directly by such Selling Stockholder (including holding as a custodian) or with respect to which such Selling Stockholder has beneficial ownership within the rules and regulations of the Commission, without the prior written consent of the Representatives. Notwithstanding the foregoing, such Selling Stockholder may transfer shares of Stock and Stock Equivalents (A) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 1(b)(vi), (B) if such Selling Stockholder is a corporation, limited liability company or limited partnership, to any “affiliate” (within the meaning of such term under Rule 405 as promulgated by the Commission under the Act) of such Selling Stockholder, provided that the transferee executes an agreement stating that the transferee is receiving and holding such shares of Stock or Stock Equivalents so transferred subject to the provisions of this Section 1(b)(vi) and that there shall be no further transfer of shares of Stock or Stock Equivalents of such Selling Stockholder so transferred prior to the expiration of the Lock-Up Period (as such may be extended pursuant to this Section 1(b)(vi)), and provided further that any such transfer shall not involve a disposition for value, or (C) with the prior written consent of the Representatives on behalf of the Underwriters.
     (vii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (viii) Except as set forth in the Selling Stockholder Questionnaire previously completed and executed by such Selling Stockholder, a copy of which has been provided to the Underwriters, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (as defined in the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) any member firm of FINRA;
     (ix) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
     (x) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly

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executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys in fact (the “Attorneys in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and
     (xi) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law by the dissolution, winding up or liquidation of such Selling Stockholder, or by the occurrence of any other event; or if any such Selling Stockholder should be dissolved, wound up or liquidated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and the Custody Agreement; and actions taken by the Attorneys in Fact pursuant to the Powers of Attorney shall be as valid as if such termination, dissolution, winding up, liquidation or other event had not occurred, regardless of whether or not the Custodian, the Attorneys in Fact, or any of them, shall have received notice of such termination, dissolution or other event.
     2. Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $31.0375 the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to

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an aggregate of 750,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder and in accordance with Schedule I hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten Business Days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to Goldman, Sachs & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on August 2, 2011 or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof will be delivered at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration

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Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Pricing Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Pricing Prospectus or other prospectus in respect of the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (c) Prior to 3:00 P.M., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and

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electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any shares of Stock, or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee stock plans existing on, or upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of, the date of this Agreement and (ii) the issuance of shares of Stock to sellers of assets or of entities in connection with any acquisitions by the Company or its Subsidiaries, provided that any such issuances during the Lock-Up Period do not, in the aggregate, exceed 10% of the number of shares of Stock outstanding on the date hereof, and provided further that the recipient of any such shares of Stock executes an agreement acknowledging and agreeing that such recipient shall not sell, transfer or otherwise dispose of, directly or indirectly, any of such shares of Stock so issued prior to the expiration of the Lock-Up Period), each without your prior written consent;
     (f) To use its best efforts to list the Shares on the New York Stock Exchange (the “Exchange”); and
     (g) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     6. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of the Selling Stockholders’ and the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) any fees and expenses of the Custodian and (viii) all other costs and expenses incident to the performance of

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the obligations of the Company hereunder which are not otherwise specifically provided for in this Section 6; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated such Time of Delivery, in such form or forms as are reasonably acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Andrews Kurth, LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;
     (ii) The Company has an authorized capitalizations as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects to the description of the Stock contained in the Pricing Prospectus and the Prospectus;
     (iii) The Company has been duly qualified as a foreign corporation for the transaction of business in the State of Texas;
     (iv) Each “significant” subsidiary (as defined in Rule 1-02 of Regulation S-X) of the Company formed or incorporated under the laws of the States of Texas and Delaware (the “Applicable Subsidiaries”) is validly existing as a corporation, limited liability company, or limited partnership in good standing under the laws of its

15

jurisdiction of incorporation or formation; and all of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of each such Applicable Subsidiary have been duly and validly authorized and issued, are fully paid (to the extent required under the applicable limited liability company agreement or limited partnership agreement of the subsidiary, as applicable) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act, in the case of membership interests, and Section 17-607 of the Delaware LP Act, in the case of any partnership interests in a limited partnership, and Section 17-403 of the Delaware LP Act with respect to general partner interests in a limited partnership), and (except for directors’ qualifying shares) are owned of record directly or indirectly by the Company, and, to the knowledge of such counsel, free and clear of all liens, encumbrances, equities or claims, with such knowledge based solely upon information (A) in respect of which financing statements under the Uniform Commercial Code of the State of Delaware or State of Texas have been filed in the office of the Secretary of State of the State of Delaware or Texas (as applicable for the jurisdiction of incorporation or formation) or (B) otherwise known to such counsel without independent investigation other than inquiry of officers of the Company deemed appropriate by such counsel (except as set forth in the Pricing Prospectus and the Prospectus and other than those created by or arising under Sections 17-403 and 17-607 of the Delaware LP Act or Section 18-607 of the Delaware LLC Act) (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);
     (v) This Agreement has been duly authorized, executed and delivered by the Company;
     (vi) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) constitute or result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, (B) constitute or result in any violation of the Delaware General Corporation Law, the laws of the State of Texas or federal law, (C) result in a breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement filed as an exhibit to the Registration Statement or the Company’s most recent Annual Report on Form 10-K, or (D) result in a breach or violation of the terms or provisions of any order of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, which breaches, violations or defaults with respect to clauses (C) and (D) would not, individually or in the aggregate, have a Material Adverse Effect; provided, such counsel expresses no opinion with respect to federal or state securities laws or other antifraud laws;
     (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

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     (viii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain United States Federal Income Tax Considerations Applicable to Non-U.S. Holders,” insofar as they purport to constitute a summary of the laws referred to therein, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly and accurately summarize such matters in all material respects;
     (ix) The Company is not an “investment company,” as such term is defined in the Investment Company Act;
     (x) The Registration Statement has been declared effective under the Act; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, threatened, by the Commission;
     (xi) The Registration Statement, the Pricing Prospectus and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) at the time it was filed with the Commission appeared on its face to be appropriately responsive in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (viii) of this Section 7(c), they have no reason to believe (a) that any part of the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) that the Pricing Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) that, as of its date and as of such Time of Delivery, the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Pricing Prospectus and the Prospectus which are not filed or described as required.

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     (d) Counsel for the Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to you their written opinions with respect to the Selling Stockholders dated such Time of Delivery, in forms attached hereto as Annexes A-1, A-2 and A-3.
     (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
     (f)(i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans) or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
     (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (i) The Shares at the Time of Delivery shall have been duly listed on the Exchange;

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     (j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of those persons listed on Schedule III hereto), substantially to the effect set forth in Subsection 1(b)(iv) hereof (drafts of such agreements are attached as Annexes I(a) and I(b) hereto);
     (k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and
     (l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section.
         8. (a) The Company will indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Underwriter and the agents, employees, officers and directors of any such controlling person from and against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Pricing Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Pricing Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any of the Representatives expressly for use therein. The indemnity provided by the Company to the Underwriters pursuant to this Section 8(a) shall in no way alter the indemnification obligations of the Company contained in that certain Third Amended and Restated Stockholders’ Agreement, dated December 20, 2010, by and among the Company and the Selling Stockholders.
         (b) Each of the Selling Stockholders, will indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Underwriter and the agents, employees, officers and directors of any such controlling person from and against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state

19

therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse them any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any of the Representatives expressly for use therein; provided, the liability of any Selling Stockholder pursuant to this Section 10(b) shall not exceed the gross proceeds from the sale of the Shares sold by such Selling Stockholder, including any Optional Shares, pursuant to this Agreement; provided further, that the liability of any Selling Stockholder pursuant to this Section 10(b) shall not exceed the gross proceeds from the sale of the Shares sold by such Selling Stockholder, including any Optional Shares, pursuant to this Agreement.
     (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder and their respective employees, officers and directors and each person, if any, who controls the Company and such Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and the employees, officers and directors of any such controlling person, from and against any losses, claims, damages or liabilities to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Pricing Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Pricing Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through any of the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the

20

indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares, subject to the limitations of liability for the Selling Stockholders set forth in Section 10(b). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, subject to the limitations of liability for the Selling Stockholders set forth in Section 10(b). The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or

21

omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell

22

the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.
     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

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     14. Time shall be of the essence of this Agreement.
     15. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
     16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     18. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

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     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours, Basic Energy Services, Inc.
By:	/s/ Kenneth V. Huseman
	Name:	Kenneth V. Huseman
	Title:	President

DLJ Merchant Banking Partners III, L.P.
DLJ ESC II, L.P.
DLJ Offshore Partners III, C.V.
DLJ Offshore Partners III-1, C.V.
DLJ Offshore Partners III-2, C.V.
DLJ MB Partners III GmbH & Co. KG
DLJ MB Funding III, Inc.
Millennium Partners II, L.P.
MBP III Plan Investors, L.P.

By:	/s/ Alan Krenek
	Name:	Alan Krenek
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman, Sachs & Co.
By:	/s/ Goldman, Sachs & Co.
Name:
Title:

Jefferies & Company, Inc.
By:	/s/ Jay Levy
	Name:	Jay Levy
	Title:	Managing Director

Credit Suisse Securities (USA) LLC
By:	/s/ David Andrews
	Name:	David Andrews
	Title:	Managing Director

On behalf of each of the Underwriters
[Signature Page to Underwriting Agreement]

SCHEDULE I

		Number of Optional
		Shares to be
	Total Number of	Purchased if
	Shares	Maximum Option
Underwriter	to be Purchased	Exercise
Goldman, Sachs & Co.	2,125,000	318,750
Jefferies & Company, Inc.	725,000	108,750
Credit Suisse Securities (USA) LLC	500,000	75,000
Tudor, Pickering, Holt & Co. Securities, Inc.	550,000	82,500
Capital One SouthCoast, Inc.	550,000	82,500
Pritchard Capital Partners, LLC	275,000	41,250
Stephens Inc.	275,000	41,250

Total	5,000,000	750,000

SCHEDULE II

		Number of Optional
		Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Selling Stockholder(s):
DLJ Merchant Banking Partners III, L.P.	3,502,359	525,354
DLJ ESC II, L.P.	413,409	62,011
DLJ Offshore Partners III, C.V.	244,895	36,734
DLJ Offshore Partners III-1, C.V.	63,203	9,480
DLJ Offshore Partners III-2, C.V.	45,024	6,754
DLJ MB Partners III GmbH & Co. KG	29,873	4,481
DLJ MB Funding III, Inc.	36,607	5,491
Millennium Partners II, L.P.	5,957	894
MBP III Plan Investors, L.P.	658,673	98,801

Total	5,000,000	750,000
The Selling Stockholders are represented by Weil Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, and have each appointed Kenneth V. Huseman and Alan Krenek, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
DLJ Offshore Partners III, C.V., DLJ Offshore Partners III-1, C.V. and DLJ Offshore Partners III-2, C.V. also are represented by DeBrauw Blackstone Westbroek with respect to matters of Dutch law. The address for notice for these Selling Stockholders is c/o John B. Gosiraweg, 14, Willemstad, Curacao, Netherland Antilles; facsimile (212) 325-6100.
DLJMB Partners III GmbH & Co. KG also is represented by SJ Berwin LLP with respect to matters of German law. The address for notice for this Selling Stockholder is Eleven Madison Avenue, 16th Floor, New York, New York 10010; facsimile (212) 325-6100.

SCHEDULE III
Persons Executing Lock-Up Attached as Annex 1(a):
Sylvester Johnson
Steve Webster
Persons Executing Lock-Up Attached as Annex 1(b):
Kenneth Huseman
Alan Krenek
Thomas Monroe Patterson
James Newman
James Tyner
Doug Rogers
William Chiles
James D’Agostino
Robert Fulton
Antonio Garza
Thomas Moore

SCHEDULE IV
(documents filed the business day immediately prior to the date of this Agreement, if any)

ANNEX I(a)
FORM OF LOCK-UP LETTER AGREEMENT
July 27, 2011
Goldman, Sachs & Co.
Credit Suisse
Jeffries & Company, Inc.
As Representatives of the several
     Underwriters named in Schedule I to the Underwriting Agreement,
c/o Goldman, Sachs & Co.
1000 Louisiana Street
Houston, Texas 77002
Ladies and Gentlemen:
     The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Basic Energy Services, Inc. (the “Company”) providing for the purchase by you of common stock of the Company (the “Shares”), and that you propose to reoffer the Shares to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.
     In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that the undersigned will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares or securities convertible into, or exchangeable for Shares, or sell or grant options, rights or warrants with respect to any Shares or securities convertible into or exchangeable for Shares (other than the grant of options pursuant to option plans existing on the date hereof), in each case owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, in each case for a period of 60 days from the date of the Prospectus without the prior written consent of Goldman, Sachs & Co.
     The foregoing restrictions do not apply to (A) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, or the disposition of Shares pursuant to any such plan in existence on the date hereof, (B) bona fide gifts, sales or other dispositions of Shares that are made exclusively between and among the undersigned and members of the undersigned’s family, or a trust the beneficiaries of which are exclusively the undersigned and/or members of the undersigned’s family; provided that it shall be a condition to any transfer pursuant to this clause (B) that the transferee/donee agrees to be bound by the terms of this lock-up agreement (including, without limitation, the restrictions set forth in the preceding paragraph) to the same extent as if the transferee/donee were a party hereto, (C) the exercise or vesting of any outstanding equity awards owned by the undersigned on the date of the completion of the Offering granted under any existing employee benefit plan of the Company, (D) the transfer of Shares to the Company in connection with the surrender of Shares in satisfaction or payment of any exercise price with respect to equity awards granted under any existing employee benefit plan of the Company, (E) the transfer of Shares to satisfy any tax withholding obligations with respect to the exercise or vesting of equity awards granted under any existing employee benefit plan of the Company in an amount sufficient to satisfy obligations relating to the payment of taxes on shares of the Company’s common stock issued to the undersigned pursuant to the Basic Energy Services, Inc. Amended and Restated 2003 Long-Term Incentive Plan described in the Pricing Prospectus, provided that the undersigned shall disclose in any related and required filing made under Section 16(a) of the Securities Exchange Act of 1934, as amended, that such transfer was made for the purpose of satisfying such tax obligations or (F) the sale or other disposition of up to 15,000 shares of common stock of the Company following the exercise of options exercisable for common stock that expire in August 2011.
     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Company and you will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and you.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and personal representatives, in the case of individuals, or successors and assigns, in the case of nonnatural persons, of the undersigned.
[Signature Page to Follow.]

Yours very truly,

By:
Name:
Title:

ANNEX I(b)
FORM OF LOCK-UP LETTER AGREEMENT
July 27, 2011
Goldman, Sachs & Co.
Credit Suisse
Jeffries & Company, Inc.
As Representatives of the several
     Underwriters named in Schedule I to the Underwriting Agreement,
c/o Goldman, Sachs & Co.
1000 Louisiana Street
Houston, Texas 77002
Ladies and Gentlemen:
     The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Basic Energy Services, Inc. (the “Company”) providing for the purchase by you of common stock of the Company (the “Shares”), and that you propose to reoffer the Shares to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.
     In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that the undersigned will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares or securities convertible into, or exchangeable for Shares, or sell or grant options, rights or warrants with respect to any Shares or securities convertible into or exchangeable for Shares (other than the grant of options pursuant to option plans existing on the date hereof), in each case owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, in each case for a period of 60 days from the date of the Prospectus without the prior written consent of Goldman, Sachs & Co.
     The foregoing restrictions do not apply to (A) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, or the disposition of Shares pursuant to any such plan in existence on the date hereof, (B) bona fide gifts, sales or other dispositions of Shares that are made exclusively between and among the undersigned and members of the undersigned’s family, or a trust the beneficiaries of which are exclusively the undersigned and/or members of the undersigned’s family; provided that it shall be a condition to any transfer pursuant to this clause (B) that the transferee/donee agrees to be bound by the terms of this lock-up agreement (including, without limitation, the restrictions set forth in the preceding paragraph) to the same extent as if the transferee/donee were a party hereto, (C) the exercise or vesting of any outstanding equity awards owned by the undersigned on the date of the completion of the Offering granted under any existing employee benefit plan of the Company, (D) the transfer of Shares to the Company in connection with the surrender of Shares in satisfaction or payment of any exercise price with respect to equity awards granted under any existing employee benefit plan of the Company, or (E) the transfer of Shares to satisfy any tax withholding obligations with respect to the exercise or vesting of equity awards granted under any existing employee benefit plan of the Company in an amount sufficient to satisfy obligations relating to the payment of taxes on shares of the Company’s common stock issued to the undersigned pursuant to the Basic Energy Services, Inc. Amended and Restated 2003 Long-Term Incentive Plan described in the Pricing Prospectus, provided that the undersigned shall disclose in any related and required filing made under Section 16(a) of the Securities Exchange Act of 1934, as amended, that such transfer was made for the purpose of satisfying such tax obligations.
     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Company and you will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and you.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and personal representatives, in the case of individuals, or successors and assigns, in the case of nonnatural persons, of the undersigned.
[Signature Page to Follow.]

Yours very truly,

By:
Name:
Title:

ANNEX A-1
Form of Opinion of Weil, Gotshal & Manges LLP
Counsel to the Selling Stockholders
August 2, 2011
Goldman, Sachs & Co.,
Jefferies & Company, Inc.
Credit Suisse Securities (USA) LLC
As representatives of the several Underwriters
named in the Underwriting Agreement
c/o Goldman, Sachs & Co.,
1000 Louisiana Street
Suite 1100
Houston, Texas 77002
Ladies and Gentlemen:
We have acted as counsel to (A) Millennium Partners II, L.P., a Delaware limited partnership, MBP III Plan Investors, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership, DLJ ESC II, L.P., a Delaware limited partnership and DLJMB Funding III, Inc, a Delaware corporation (collectively, the “Del. Opinion Parties”); and (B) DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership, DLJ Offshore Partners III-1, C.V., a Netherlands limited partnership, DLJ Offshore Partners III-2, C.V., a Netherlands limited partnership, and DLJMB Partners III GmbH & Co. KG, a German limited partnership (collectively, the “Foreign Opinion Parties” and, together with the Del. Opinion Parties, the “Selling Stockholders”) in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the underwriting agreement, dated July 27, 2011 (the “Agreement”), among Basic Energy Services, Inc. (the “Company”), the Selling Stockholders and Goldman, Sachs & Co., Jefferies & Company, Inc. and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein (the “Underwriters”), relating to the offering by the Selling Stockholders of 5,000,000 shares (plus up to an additional 750,000 shares that may be sold pursuant to the Underwriters’ over-allotment option) (the “Shares”) of the Company’s common stock, par value $0.01 per share. This opinion is being rendered to you pursuant to Section 7(d) of the Agreement. Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.
In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Agreement, (ii) the irrevocable Power of Attorney of each Selling Stockholder, dated July 27,

2011 appointing each of Kenneth V. Huseman and Alan Krenek as attorney-in-fact (the “Power of Attorney”), (iii) the Custody Agreement, dated July 27, 2011 (the “Custody Agreement,” and together with the Agreement and the Powers of Attorney, the “Operative Documents”) between the Selling Stockholders and American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”) and (iv) such corporate or partnership records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Del. Opinion Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Opinion Parties and upon the representations and warranties of the Opinion Parties contained in the Agreement. As used herein, “of which we are aware” mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement.
We have also assumed for purposes of this opinion that (i) each of the Company, the Foreign Opinion Parties, the Underwriters and the Custodian (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has the requisite corporate or partnership power and authority to enter into and perform its obligations, as applicable, under the Operative Documents to which it is a party and (ii) the execution, delivery and performance of each of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of each such entity and that each such Operative Document has been duly and validly executed by such entity.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
     1. Each Del. Opinion Party is a corporation or partnership validly existing and in good standing under the laws of the State of Delaware.
     2. Assuming that each Underwriter acquires the Shares being sold to it pursuant to the Agreement without notice of an adverse claim thereto, upon (a)(i) indication by the Depositary Trust Company (“DTC”) by book entry that Shares have been credited to each Underwriter’s securities account at DTC or (ii) DTC’s acquisition of the Shares for such Underwriter and acceptance of the Shares for such Underwriter’s securities account and (b) payment therefor in accordance with the terms of the Agreement, no action based on an adverse claim may be validly asserted against such Underwriter with respect to its interest in the Shares. For purposes of this Paragraph 6, the terms “adverse claim”, “notice of an adverse claim” and “securities account” have the respective meanings ascribed thereto in Sections 8-102(a)(1), 8-105 and 8-501 of the Uniform Commercial Code in effect in the State of New York, respectively.

     3. Each Del. Opinion Party has all requisite corporate or partnership power and authority, as applicable, to execute and deliver the Operative Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the Operative Documents to which it is a party by each Del. Opinion Party has been duly authorized by all necessary corporate or partnership action, as applicable, on the part of the Del. Opinion Parties. The Operative Documents to which it is a party have been duly and validly executed and delivered by each Del. Opinion Party and the Power of Attorney and Custody Agreement constitute the legal, valid and binding obligation of each of the Del. Opinion Parties, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
     4. The execution and delivery by each Del. Opinion Party of the Operative Documents to which it is a party and the performance by the Del. Opinion Parties of their obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the organizational documents of the Del. Opinion Parties, (ii) the laws of the State of New York, the corporate and partnership laws of the State of Delaware or any federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Del. Opinion Parties of which we are aware.
     5. No consent, approval, waiver, license or authorization or other action by or filing with any federal, New York or Delaware corporate or partnership governmental authority is required in connection with the execution and delivery by the Del. Opinion Parties of the Operative Documents, the consummation by the Del. Opinion Parties of the transactions contemplated thereby or the performance by the Del. Opinion Parties of its obligations thereunder, except for filings and other actions required pursuant to the Securities Act of 1933 and the rules and regulations thereunder and federal and state securities or blue sky laws, as to which we express no opinion in this paragraph.
The opinions expressed herein are limited to the laws of the State of New York, the corporate and partnership laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.
Very truly yours,

ANNEX A-2
Form of Opinion of DeBrauw Blackstone Westbrook
Netherlands and Curacao Counsel to the Selling Stockholders

Advocaten
Notarissen
Belastingadviseurs

Goldman, Sachs & Co.	Rockefeller Center
Jefferies & Company, Inc.	1270 Avenue of the Americas
Credit Suisse Securities (USA) LLC	18th Floor
c/o Goldman, Sachs & Co.,	New York, NY 1020-1806
1000 Louisiana Street
Suite 1100	T +1 212 259 4100
Houston, Texas 77002	F +1 212 259 4111

Date July [28], 2011	Mark Rebergen Partner
Onze ref. M10689985/1/92005195
FIRST DRAFT DATED JULY 22, 2011; SUBJECT TO REVIES FO DOCUMENTS AND PARTNER’S APPROVAL
Dear Sir/Madam,
DLJ Offshore Partners III, C.V.
DLJ Offshore Partners III-1, C.V.
DLJ Offshore Partners III-2, C.V.
Basic Energy Services, Inc.
1	Introduction

I act as Dutch and Curaçao legal adviser (advocaat) to the Partnerships (as defined below) in connection with the Documents (as defined below). I am instructed solely by Weil, Gotshal & Manges LLP, United States legal advisers to the Partnerships.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch and Curaçao Law

This opinion is limited to Dutch law (to the extent that it relates to DLJ III-1 and DLJ III-2) and Curaçao law (to the extent that it relates to DLJ III), in each case in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law (to the extent that it relates to Dutch law) or Curaçao law (to the extent that it relates to Curaçao law).

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:
Attorneys at law. tax lawyers, candidate civil law notaries. Admitted in The Netherlands. Not admitted in New York.

De Brauw Blackstone Westbroek New York is De Brauw Blackstone Westbroek New York B.V. PC. having its corporate seat In The

3.1	A copy of each Agreement signed by each Partnership expressed to be a party to it.

3.2	A copy of:
(a)	each Partnership Agreement; and

(b)	the Trade Register Extract.
3.3	A copy of each Power of Attorney.

3.4	A copy of each License.

3.5	A copy of each Confirmation Certificate.

3.6	A copy of:
(a)	the Request Letter; and

(b)	the Reply Letter.
In addition, I have obtained the following confirmations given on the date of this opinion:

3.7	In relation to each of DLJ III-1 and DLJ III-2:
(a)	confirmation by telephone from the court registry of the District Court of the place where the Partnership has its seat, derived from that Court’s Insolvency Register; and

(b)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;
in each case that the Partnership is not registered as being subject to Insolvency Proceedings.

3.8	In relation to DLJ III, from the Curaçao Court of First Instance (Gerecht in Eerste Aanleg) that DLJ III is not registered as known to be subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law or Curaçao law under that other law.

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4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1
(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	Each confirmation referred to in this opinion is true.

(d)	Each Document has been entered into in the form referred to in this opinion.
4.2	The Trade Register Extract remains up to date.

4.3
(a)	Each Agreement is within the capacity and powers of, and has been validly authorized and entered into by, each party other than the Partnerships.

(b)	Each Power of Attorney remains in full force and effect without modification and no rule of law which under the The Hague Convention (to the extent that Dutch conflict of law rules apply) or Curaçao law (to the extent that Curaçao conflict of law rules apply) applies or may be applied to the existence and extent of the authority of any person authorized to sign the Agreement on behalf of a Partnership under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney.

(c)	Each of the Powers of Attorney and the Custody Agreement, which has been signed by Merchant Banking on behalf of the Partnership(s) expressed to sign it has been signed on behalf of Merchant Banking by (a) person(s) authorized to do so.

(d)	The Underwriting Agreement has been signed on behalf of each Partnership by an Authorized Person under the Powers of Attorney.

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4.4	There are no dealings between the parties which affect the Documents.

4.5	When validly signed by all the parties, each Document is valid, binding on and enforceable against each party under New York Law by which it is expressed to be governed.

4.6	Each Partnership Agreement is within the capacity and powers of, and has been validly authorized and entered into by, each party and remains in full force and effect without modification.

4.7
(a)	When DLJ III was formed, the centre of its external activities (centrum van optreden naar buiten) was located in Curaçao.

(b)	DLJ III conducts a business (oefent een bedrijf uit) within the meaning of Section 11 of the NACC.
4.8	Each of DLJ III-1 and DLJ III-2 conducts a business (oefent een bedrijf uit) within the meaning of Section 16 of the DCC.

4.9	In relation to each Partnership and each such Partnership’s Partnership Agreement, each of the General Partners and Limited Partners (as defined in the Partnership Agreement) shares in the benefits of the Partnership.

4.10	Each License remains in full force and effect without modification and any conditions and obligations imposed under any License are complied with.

4.11	The shares in the share capital of Basic Energy Services expressed to be sold pursuant to the Underwriting Agreement:
(i)	have not been, are not and may not be offered, transferred or sold, directly or indirectly, as part of their initial distribution or any time thereafter, in or from within Curaçao to, or for the account of, any individual or legal entity who is or which is a “resident” as defined in Section 1 of the FEO, unless such resident has obtained a specific license to purchase securities or non-resident status under Curaçao foreign exchange control regulations; and

(ii)	have been and will be offered in the Netherlands only in accordance with the FMSA.

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4.12	At the time of their entry into the Underwriting Agreement, no party possessed insider knowledge (voorwetenschap) in respect of Basic Energy Services or the trade in Basic Energy Services’ securities.

4.13	DLJ III’s activities conform, and are limited, to the activities specifically mentioned, and DLJ III meets the four criteria referred to, in the Request Letter and accordingly DLJ III qualifies as a venture capital company as defined in the PGERII.

5	Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1
(a)	Each of DLJ III-1 and DLJ III-2 has been formed and is existing as a limited partnership (commanditaire vennootschap) under Dutch law.

(b)	DLJ III has been formed and is existing as a limited partnership (commanditaire vennootschap) under Curaçao law.
5.2
(a)	Each Partnership has the power to enter into and perform its Documents.

(b)	Each Partnership has taken all necessary action to authorize its entry into and performance of its Documents.

(c)	Each Partnership has validly signed its Documents.
5.3
(a)	All licenses, dispensations, recognitions or other governmental consents for its entry into and performance of its Documents have been obtained by each Partnership.

(b)	Other than as set out in paragraph 6.4(b) below, there are no registration, filing or similar governmental formalities required to ensure the validity, binding effect on and enforceability against each Partnership of its Documents.

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5.4	The entry into and performance of its Documents by each Partnership do not violate Dutch law (in the case of DLJ III-1 and DLJ III-2) or Curaçao law (in the case of DLJ III) or the Partnership Agreements.

5.5	The choice of New York Law as the governing law of each Document is recognized and accordingly New York Law governs the validity, binding effect on and enforceability against each Partnership of its Documents.

6	Qualifications

This opinion is subject to the following qualifications:

6.1	This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2
(a)	The recognition under Dutch law of New York Law as the governing law of each Document:
(i)	will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Document was entered into (other than the choice of New York Law as the governing law of that Document) are located in one or more Member States of the European Union;

(ii)
(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;
(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

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(iii)	will not prevent that the application of New York Law be refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)	will not prevent that in relation to the manner of performance and the steps to be taken in the event of defective performance, regard shall be had to the law of the jurisdiction in which performance takes place.
(b)	The recognition under Curaçao law of New York Law as the governing law of each Document will not prevent:
(i)	that effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of a Document;

(ii)	that Curaçao law will be applied insofar as it is mandatory irrespective of the governing law of a Document;

(iii)	that the application of New York Law may be refused if it is manifestly incompatible with Curaçao public policy; and

(iv)	that regard will be given to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.
6.3	Under Dutch law, pursuant to Section 2 of the ACLC a partnership which, according to the formation agreement, has its seat in the country under whose law it is formed, is governed by that law. I believe that the seat designated in each of the DLJ III-1 Partnership Agreement and the DLJ III-2 Partnership Agreement should qualify as such Partnership’s seat for the purpose of Section 2 of the ACLC and that, accordingly, such Partnership should be governed by Dutch law. However, as there is no Dutch statutory provision or authoritative case law to support this belief, no certainty can be given in this regard and paragraph 5.1 is qualified accordingly.

6.4
(a)	The enforcement in the Netherlands and in Curaçao of each Document and of foreign judgments is subject to Dutch (in the case of enforcement in the Netherlands) or Curaçao (in the case of enforcement in Curaçao) rules of civil procedure.

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(b)	A Curaçao court may not render judgment on the basis of a document which has not been registered pursuant to the Registration Ordinance or stamped in accordance with the Stamp Ordinance. Such registration or stamping may be postponed until the documents are submitted to the Curaçao court.
6.5
(a)	Under Dutch law, the enforceability of each Document may be limited under the Sanction Act.

(b)	Under Curaçao law, the enforceability of each Document may be limited under the national ordinances implementing, or otherwise by, international sanctions.
6.6	In proceedings in a Dutch or a Curaçao court for the enforcements of the Agreements, the court may mitigate amounts due in respect of litigation and collection costs.

6.7	Under Dutch law any trust to which the Trust Convention applies, will be recognized subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognized.

6.8	To the extent that Dutch law or Curaçao law applies, a power of attorney can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorized person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.9	Under Dutch law or Curaçao law, a limited partner (commanditaire vennoot) of a limited partnership (commanditaire vennootschap) is liable for the partnership’s obligations only if (i) its name is included in the partnership’s name or (ii) it performs an act of management (daad van beheer) or Works in the partnership’s business. Otherwise, its liability is only to the partnership and is limited to the payment of the contribution made or agreed to be made by it.

6.10
(a)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the Trade Register Ordinance, subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

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(b)	A confirmation derived from an Insolvency Register or from the court registry of the Curaçao Court of First Instance (Gerecht in Eerste Aanleg) does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.
6.11	I do not express any opinion on:
(a)	the transfer of any shares pursuant to the Underwriting Agreement;

(b)	any other in rem matters;

(c)	any choice of law made in respect of any non-contractual obligations; or

(d)	any taxation matters.
7	Reliance

This opinion is addressed to and may be relied upon by the Underwriters for the purpose of the Documents and not by any other person or for any other purpose. In relying on this opinion, each Underwriter agrees that:
(a)	(other than as set out below) it shall not supply this opinion, or disclose its contents or existence, to any person for any purpose; and

(b)	only De Brauw shall have any liability in connection with this opinion, the agreement in this paragraph 7 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.
The Underwriters may supply a copy of this opinion to [•] but solely for their information in their capacity as the Underwriters’ legal advisers for their entry into the Documents and subject to the restrictions set out in this paragraph 7.
Yours faithfully,
De Brauw Blackstone Westbroek New York B.V., P.C.
Mark Rebergen

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Annex — Definitions
Part 1 — General
In this opinion:

“ACLC” means the Act on conflict of law rules in respect of corporations (Wet conflictenrecht corporaties).

“Agreements” is defined in Part 3 (Agreements) of this Annex.

“Authorized Persons” means Kenneth V. Huseman and Alan Krenek.

“Basic Energy Services” means Basic Energy Services, Inc.

“Central Bank” means:
(a)	the (former) Netherlands Antilles Central Bank (Centrale Bank van de Nederlandse Antillen); or

(b)	the Central Bank of Curaçao and St. Maarten (Centrale Bank van Curaçao en Sint Maarten), successor to the Netherlands Antilles Central Bank (Centrale Bank van de Nederlandse Antillen),
as the context requires.

“Chamber of Commerce” means, in relation to a Partnership, the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Partnership has its seat.

“Confirmation Certificate” is defined in Part 2 (Partnerships) of this Annex.

“Credit Suisse” means Credit Suisse Securities (USA) LLC.

“Custody Agreement” is defined in Part 3 (Agreements) of this Annex.

“DCC” means the Dutch Commercial Code (Wetboek van Koophandel).

“De Brauw” means De Brauw Blackstone Westbroek New York B.V., P.C.

“DLJ III” is defined in Part 2 (Partnerships) of this Annex.

“DLJ III Partnership Agreement” is defined in Part 2 (Partnerships) of this Annex.

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“DLJ III Power of Attorney” is defined in Part 2 (Partnerships) of this Annex.

“DLJ III-1” is defined in Part 2 (Partnerships) of this Annex.

“DLJ III-1 Partnership Agreement” is defined in Part 2 (Partnerships) of this Annex.

“DLJ III-1 Power of Attorney” is defined in Part 2 (Partnerships) of this Annex.

“DLJ III-2” is defined in Part 2 (Partnerships) of this Annex.

“DLJ III-2 Partnership Agreement” is defined in Part 2 (Partnerships) of this Annex.

“DLJ III-2 Power of Attorney” is defined in Part 2 (Partnerships) of this Annex.

“Documents” means the Agreements and the Powers of Attorney.

“FMSA” means the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht).

“FEO” means the Curaçao Foreign Exchange Ordinance (Landsverordening Deviezenverkeer).

“Goldman” means Goldman, Sachs & Co.

“Hague Convention” means the 1978 The Hague Convention on the Law applicable to Agency.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“its Documents” means, in relation to a Partnership, each Document to which it is expressed to be a party.

“Jefferies” means Jefferies & Company, Inc.

“License” means each of:
(i)	a business license for DLJ Offshore Management N.V. as resident general partner of DLJ III from the Executive Council (Bestuurscollege) of Curaçao dated August 9, 2000;

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(ii)	a business license for DLJ Merchant Banking III, L.P. as domestic associate general partner of DLJ III from the Executive Council (Bestuurscollege) of Curaçao dated August 9, 2000;

(iii)	a business license for Merchant Banking as domestic associate general partner of DLJ III from the Executive Council (Bestuurscollege) of Curaçao dated August 9, 2000;

(iv)	a business license for DLJ MB III (Bermuda), L.P. as overseas associate general partner of DLJ III from the Executive Council (Bestuurscollege) of Curaçao dated July 15, 2004; and

(v)	a foreign exchange control license and exemption for DLJ III, dated August 4, 2000 from the Central Bank.
“Merchant Banking” means DLJ Merchant Banking III, Inc.

“NACC” means the Netherland Antilles Commercial Code (Wetboek van Koophandel van de Nederlandse Antillen).

“New York Law” means the laws of the State of New York.

“OSIIA” means the Curaçao Ordinance on the Supervision of Investment Institutions and Administrators (Landsverordening toezicht beleggingsinstellingen en administrateurs).

“Partnership Agreements” is defined in Part 2 (Partnerships) of this Annex.

“Partnerships” is defined in part 2 (Partnerships) of this Annex.

“PGERII” means the Policy Guidelines on Exemption Regulation for Investment Institutions promulgated by the Central Bank on September 30, 2003 pursuant to Section 10, Subsection 1 of the OSIIA.

“Powers of Attorney” is defined in part 2 (Partnerships) of this Annex.

“Registration Ordinance” means the Curaçao 1908 Registration Ordinance (Registratieverordening 1908).

“Reply Letter” means a letter with reference MV/rcr/2003-12251 dated September 29, 2003 from the Central Bank to Mr J. Timmermans of Nauta Dutilh in reply to the Request Letter.

“Request Letter” means a letter with reference 63002158/cor/bna04 dated

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September 11, 2003 from Mr J. Timmermans of Nauta Dutilh to the Central Bank.

“Sanction Act” means the Dutch 1977 Sanction Act (Sanctiewet 1977)

“Stamp Ordinance” means the Curaçao 1908 Stamp Ordinance (Zegelverordening 1908).

“Trade Register Extract” is defined in part 2 (Partnerships) of this Annex.

“Trade Register Ordinance” means the Curaçao 2007 Trade Register Ordinance (Handelsregisterverordening) 2007.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Underwriters” means Credit Suisse, Goldman and Jefferies.

“Underwriting Agreement” is defined in Part 3 (Agreements) of this Annex.

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Part 2 — Partnerships
In this opinion:

“DLJ III” means DLJ Offshore Partners III, C.V., having its principal office in Willemstad, Curaçao and in relation to this Partnership:
(i)	“Confirmation Certificate” means a Confirmation Certificate relating to it dated July [•], 2011, executed and delivered by Merchant Banking;

(ii)	“DLJ III Power of Attorney” means a power of attorney granted by it to the Authorized Persons and dated July [•], 2011; and

(iii)	“Trade Register Extract” means a Trade Register extract relating to it provided by the Chamber of Commerce of Curaçao and dated July 22, 2011.
“DLJ III Partnership Agreement” means an Agreement of Limited Partnership of DLJ III dated as of July 18, 2000, as amended and restated on September 28, 2001 and as amended on April 15, 2002 and on July 15, 2004, providing for the formation of DLJ III.

“DLJ III-1” means DLJ Offshore Partners III-1, C.V., having its seat in Amsterdam, the Netherlands and in relation to this Partnership:
(i)	“Confirmation Certificate” means a Confirmation Certificate relating to it dated July [•], 2011, executed and delivered by Merchant Banking; and

(ii)	“DLJ III-1 Power of Attorney” means a power of attorney granted by it to the Authorized Persons and dated July [•], 2011.
“DLJ III-1 Partnership Agreement” means an Agreement of Limited Partnership of DLJ III-1 dated as of July 26, 2001, as amended and restated on September 28, 2001 and as amended on April 15, 2002 and on July 15, 2004, providing for the formation of DLJ III-1.

“DLJ III-2” means DLJ Offshore Partners III-2, C.V., having its seat in Amsterdam, the Netherlands and in relation to this Partnership:
(i)	“Confirmation Certificate” means a Confirmation Certificate relating to it dated July [•], 2011, executed and delivered by Merchant Banking; and

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(ii)	“DLJ III-2 Power of Attorney ” means a power of attorney granted by it to the Authorized Persons and dated July [•], 2011.
“DLJ III-2 Partnership Agreement” means an Agreement of Limited Partnership of DLJ III-2 dated as of July 26, 2001, as amended and restated on September 28, 2001 and as amended on April 15, 2002 and on July 15, 2004, providing for the formation of DLJ III-2.

“Partnerships” means DLJ III, DLJ III-1 and DLJ III-2 and includes, where the context permits, the Partnerships’ partners (in their capacity as such) jointly.

“Partnership Agreements” means the DLJ III Partnership Agreement, the DLJ III-1 Partnership Agreement and the DLJ III-2 Partnership Agreement.

“Powers of Attorney” means the DLJ III Power of Attorney, the DLJ III-1 Power of Attorney and the DLJ III-2 Power of Attorney.

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Part 3 — Agreements
In this opinion:

“Agreements” means the Custody Agreement and the Underwriting Agreement.

“Custody Agreement” means the Custody Agreement dated July [•], 2011 between the Sellers (as defined therein) and American Stock Transfer & Trust Company, LLC.

“Underwriting Agreement” means the Underwriting Agreement dated July [•], 2011 between each of the Selling Stockholders (as defined in schedule II thereof), Basic Energy Services and the Underwriters.

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ANNEX A-2
Form of Opinion of SJ Berwin LLP
German Counsel to the Selling Stockholders

SJ Berwin LLP
Rechtsanwälte
Steuerberater

SJ Berwin LLP
Karolinen Karree
Karlstraße 12
80333 München
T +49 (0)89 89 0 81 0
F +49 (0)89 89 0 81 100
E munich@sjberwin.com
www.sjberwin.com
SJ Berwin LLP is a limited liability partnership registered in England no OC313176. It is regulated by the Solicitors Regulation Authority. A list of the members of SJ Berwin LLP and of the non-members who are designated as partners is open to inspection at 10 Queen Street Place, London EC4R 1BE, its principal place of business and registered office. Any reference to a partner in relation to SJ Berwin LLP is to a member of SJ Berwin LLP or to an employee or consultant with equivalent standing.
SJ Berwin LLP or an affiliated undertaking have offices in Berlin, Brussels, Dubai, Frankfurt, Hong Kong, London, Madrid, Milan, Munich, Paris and Shanghai.
LIVE:16058844.1/COER

Goldman, Sachs & Co. 1000 Louisiana Street Suite 1100 Houston, Texas 77002 United States	Date Our ref Your ref Partner Direct tel Email	20 July 2011 981/D15553.3/LIVE:16058844.1/COER Sonya Pauls +49 (0) 89 890 81-310 sonya.pauls@sjberwin.com
DLJ MB PartnersIII GmbH & Co. KG
Basic Energy Services, Inc.
Dear Sirs
We have been instructed by DLJ MB PartnersIII GmbH & Co. KG (the “Opinion Party”) to render a legal opinion in connection with the proposed transaction detailed in the underwriting agreement dated [ • ] 2011, among: Basic Energy Services, Inc. (the “Company”); Goldman, Sachs & Co., Jefferies & Company, Inc. and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein (the “Underwriters”); and various selling security holders (of which the Opinion Party is one) (the “Agreement”). The transaction is also based upon the executed irrevocable power of attorney dated [ • ] 2011 (the “Power of Attorney”) granted by the Opinion Party in favour of the attorneys-in-fact (as defined in the Power of Attorney, the “Attorneys-in-Fact”), and the executed custody agreement dated [ • ] 2011 (the “Custody Agreement”).
Capitalised terms defined in the Agreement, the Power of Attorney and the Custody Agreement (together the “Agreements”) and used (but not otherwise defined) herein shall have the meaning ascribed to them in the Agreements. The Agreements were submitted to us by Weil, Gotshal & Manges LLP as electronic copies in PDF format on [ • ] 2011.
In so acting, we have examined the said electronic copies of the Agreements and originals or copies (certified or otherwise identified to our satisfaction) of the partnership records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Opinion Party as set out in Annex 1 and Annex 2 (the “Supportive Documents”). Save for the foregoing, we have not made any inquiries concerning the parties to the Supportive Documents, and we have not investigated or verified any matters of fact or opinion other than expressly stated herein.
In such examination, we have assumed the genuineness of all signatures (if any), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies and the authenticity of the originals of such latter documents.
Berlin   Brussels   Dubai   Frankfurt   Hong Kong   London   Madrid   Milan   Munich   Paris   Shanghai

20 July 2011
Furthermore, this opinion is based on the following assumptions, which we have taken no steps to verify:
(a)	that no documents, agreements or arrangements have been or will be entered into by the Opinion Party, its general partner, the managing limited partner or any limited partner other than those referred to in this letter which could affect the validity of this letter;

(b)	that the information shown in the extracts from the Commercial Register of the Local Court (Amtsgericht) in Munich with respect to the Opinion Party and its general partner set out in Annex 1 is and remains complete, true and accurate in all respects at the date the extracts were made and as at the date hereof;

(c)	that neither the Agreements and/or Supportive Documents (collectively “Documents”) have been subsequently amended;

(d)	that the Agreements accurately record the whole of the terms agreed between the parties thereto relevant to this advice, and they have not been varied or breached or any obligation of any party thereto waived;

(e)	the Opinion Party is operated solely in compliance with the terms of the documents set out in Annex 1;

(f)	that the Agreements have been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto;

(g)	that the Opinion Party and its general partner, for all purposes, shall be recognized as having their administrative seat in Germany as required by the “Sitztheorie” under German law;

(h)	that the choice of law provisions of the Agreements are valid choices of law under the laws of the state of New York;

(i)	that none of the obligations in the Agreements contradict the German “ordre public” within the meaning of article 6 of the Introductory Act to the German Civil Code (Einführungsgesetz zum Bürgerlichen Gesetzbuch);

(j)	that the Opinion Party’s managing limited partner is a partnership validly existing and in good standing under the laws of Delaware, and that it has all requisite partnership power and authority under its constituent documents and Delaware law to execute and deliver the Documents on behalf of the Opinion Party (acting together with the general partner of the Opinion Party, DLJ MB GmbH);

(k)	that each of the parties executing the Agreements other than the Opinion Party and DLJ MB GmbH have the necessary power to execute, perform and observe each of the Agreements to which it is a party; and

20 July 2011
(l)	that both DLJ Merchant Banking III, L.P. and DLJ MB GmbH have executed and delivered the Agreements in accordance with US laws (or to the extent that US law is not applicable, any applicable laws and regulations).
As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Opinion Party and upon the representations and warranties of the Opinion Party contained in the Agreements.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
1.	The Opinion Party is a limited partnership (Kommanditgesellschaft) duly formed and registered under the laws of Germany and has all requisite partnership power and authority to carry on its business as now being conducted.

2.	The Opinion Party has all requisite partnership power and authority to execute and deliver the Agreements and to perform its obligations thereunder. The execution, delivery and performance of the Agreements by the Opinion Party have been duly authorized by all necessary partnership action on the part of the Opinion Party, the Opinion Party’s general partner (DLJ MB GmbH) and the Opinion Party’s managing limited partner (DLJ Merchant Banking III, L.P.) and no further consents are required by the Opinion Party to execute and deliver the Agreements and to perform its obligations thereunder. The Agreements have been duly and validly executed and delivered by or on behalf of the Opinion Party; and the sale of the Shares to be sold by the Opinion Party thereunder and the performance by the Opinion Party of its obligations under the provisions of the Agreement, the Power of Attorney and the Custody Agreement will not result in any violation of the provisions of the documents listed in Annex 1.

3.	The Opinion Party has all requisite partnership power and authority to sell, transfer and deliver the Shares.
We express no opinion as to whether the Opinion Party has the authority to sell, transfer and deliver the Shares pursuant to the by-laws of the Company or any agreement as between the shareholders of the Company.
The opinions expressed herein are limited to the laws of Germany and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. This opinion shall be subject to and construed in accordance with German laws only.

20 July 2011

Yours faithfully

SJ Berwin LLP

20 July 2011
Annex 1
The only documents we have examined for the purposes of giving this opinion and for no other purpose are as follows:
(a)	a copy of the Amended and Restated Agreement of Limited Partnership dated 14 August 2001 and amended on 15 April 2002 pertaining to the Opinion Party;

(b)	an excerpt from the Commercial Register at the Local Court (Amtsgericht) in Munich pertaining to the Opinion Party dated [ • ] 2011; and

(c)	an excerpt from the Commercial Register at the Local Court (Amtsgericht) in Munich pertaining to DLJ MB GmbH dated [ • ] 2011.
Annex 2
(a)	a copy of the executed Agreement dated [ • ] 2011, supplied to us by electronic copy in PDF format by Weil, Gotshal & Manges LLP on [ • ] 2011;

(b)	a copy of the executed Power of Attorney dated [ • ] 2011, supplied to us by electronic copy in PDF format from Weil, Gotshal & Manges LLP on [ • ] 2011; and

(c)	a copy of the executed Custody Agreement dated [ • ] 2011, supplied to us by electronic copy in PDF format from Weil, Gotshal & Manges LLP on [ • ] 2011.
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